Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports Fourth Quarter and Full Year 2023 Results

PHOENIX, Ariz. – (Business Wire) – February 22, 2024 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ending December 31, 2023.

"Our fourth quarter performance demonstrates our continued strength as a leading specialty grocer," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "Our 2023 results exceeded our original expectations, with solid comparable sales each quarter, positive traffic, accelerating unit growth, and increasing customer engagement. I am confident our strategy and our passionate, dedicated team will continue to create shareholder value."

Fourth Quarter Highlights:

•
Net sales totaled $1.7 billion; an 8% increase from the same period in 2022
•
Comparable store sales growth of 3.3%
•
Diluted earnings per share of $0.49; compared to diluted earnings per share of $0.42 in the same period in 2022
•
Opened 6 new stores

Full Year 2023 Highlights:

•
Net sales totaled $6.8 billion; a 7% increase from 2022
•
Comparable store sales growth of 3.4%
•
Diluted earnings per share of $2.50; Adjusted diluted earnings per share of $2.84(1); compared to diluted earnings per share of $2.39 in 2022
•
Opened 30 new stores, acquired 2 previously licensed stores, and closed 11 stores, resulting in 407 stores in 23 states as of December 31, 2023

(1) Adjusted diluted earnings per share, a non-GAAP financial measure, excludes the impact of certain special items. See the “Non-GAAP Financial Measures” section of this release for additional information about this item.

Leverage and Liquidity in 2023

•
Ended the year with $202 million in cash and cash equivalents and a $125 million balance on its $700 million revolving credit facility
•
Repurchased 5.9 million shares of common stock for a total investment of $203 million, excluding excise tax
•
Generated cash from operations of $465 million and invested $213 million in capital expenditures, net of landlord reimbursement

First Quarter and Full Year 2024 Outlook

The following provides information on our first quarter 2024 outlook:

•
Comparable store sales growth: 2.5 % to 3.5%
•
Adjusted diluted earnings per share: $0.98 to $1.02

The following provides information on our full year 2024 outlook:

•
Net sales growth: 5.5% to 7.5%
•
Comparable store sales growth: 1.5% to 3.5%
•
Adjusted EBIT: $397 million to $412 million
•
Adjusted diluted earnings per share: $2.85 to $2.95
•
Unit growth: approximately 35 new stores
•
Capital expenditures (net of landlord reimbursements): $225 million to $245 million

Fourth Quarter and Full Year 2023 Conference Call

Sprouts will hold a conference call at 5:00 p.m. Eastern Standard Time on Thursday, February 22, 2024, during which Sprouts executives will further discuss fourth quarter and full year 2023 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.

A webcast replay will be available at approximately 8:00 p.m. Eastern Standard Time on Thursday, February 22, 2024. This can be accessed with the following link.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 32,000 team members and operates more than 400 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net sales	$1,698,545	$1,576,554	$6,837,384	$6,404,223
Cost of sales	1,078,172	1,003,745	4,315,543	4,055,659
Gross profit	620,373	572,809	2,521,841	2,348,564
Selling, general and administrative expenses	513,476	472,795	2,000,437	1,855,649
Depreciation and amortization (exclusive of depreciation included in cost of sales)	32,059	30,153	131,893	123,530
Store closure and other costs, net	5,400	7,991	39,280	11,025
Income from operations	69,438	61,870	350,231	358,360
Interest expense, net	433	1,399	6,491	9,047
Income before income taxes	69,005	60,471	343,740	349,313
Income tax provision	18,956	15,351	84,884	88,149
Net income	$50,049	$45,120	$258,856	$261,164
Net income per share:
Basic	$0.49	$0.43	$2.53	$2.41
Diluted	$0.49	$0.42	$2.50	$2.39
Weighted average shares outstanding:
Basic	101,383	105,730	102,479	108,232
Diluted	102,207	106,832	103,390	109,139

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31, 2023	January 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$201,794	$293,233
Accounts receivable, net	30,313	16,108
Inventories	323,198	310,545
Prepaid expenses and other current assets	48,467	53,918
Total current assets	603,772	673,804
Property and equipment, net of accumulated depreciation	798,707	722,241
Operating lease assets, net	1,322,854	1,106,524
Intangible assets	208,060	184,960
Goodwill	381,741	368,878
Other assets	12,294	13,973
Total assets	$3,327,428	$3,070,380
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$179,927	$172,904
Accrued liabilities	164,887	151,306
Accrued salaries and benefits	74,752	61,574
Current portion of operating lease liabilities	126,271	135,584
Current portion of finance lease liabilities	1,032	1,012
Total current liabilities	546,869	522,380
Long-term operating lease liabilities	1,399,676	1,145,173
Long-term debt and finance lease liabilities	133,685	258,902
Other long-term liabilities	36,270	36,340
Deferred income tax liability	62,381	61,123
Total liabilities	2,178,881	2,023,918
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 101,211,984 shares issued and outstanding, December 31, 2023; 105,072,756 shares issued and outstanding, January 1, 2023	101	105
Additional paid-in capital	774,834	726,345
Retained earnings	373,612	320,012
Total stockholders' equity	1,148,547	1,046,462
Total liabilities and stockholders' equity	$3,327,428	$3,070,380

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fifty-Two Weeks Ended
	December 31, 2023	January 1, 2023
Operating activities
Net income	$258,856	$261,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	137,811	127,067
Operating lease asset amortization	127,208	117,315
Impairment of assets	30,549	8,066
Share-based compensation	18,898	16,603
Deferred income taxes	(4,915)	3,228
Other non-cash items	1,086	672
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	3,173	13,381
Inventories	(10,857)	(45,158)
Prepaid expenses and other current assets	2,210	(18,467)
Other assets	3,482	2,039
Accounts payable	12,215	13,362
Accrued liabilities	11,746	5,416
Accrued salaries and benefits	12,880	2,831
Operating lease liabilities	(138,795)	(132,889)
Other long-term liabilities	(479)	(3,301)
Cash flows from operating activities	465,068	371,329
Investing activities
Purchases of property and equipment	(225,310)	(124,010)
Payments for acquisition, net of cash acquired	(13,032)	—
Cash flows used in investing activities	(238,342)	(124,010)
Financing activities
Proceeds from revolving credit facilities	—	62,500
Payments on revolving credit facilities	(125,000)	(62,500)
Payments on finance lease liabilities	(1,006)	(819)
Payments of deferred financing costs	—	(3,373)
Repurchase of common stock	(203,496)	(199,980)
Proceeds from exercise of stock options	11,454	5,041
Cash flows used in financing activities	(318,048)	(199,131)
(Decrease)/Increase in cash, cash equivalents, and restricted cash	(91,322)	48,188
Cash, cash equivalents, and restricted cash at beginning of the period	295,192	247,004
Cash, cash equivalents, and restricted cash at the end of the period	$203,870	$295,192

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT, and Adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. Adjusted gross margin, Adjusted EBITDA, Adjusted EBIT and Adjusted diluted earnings per share exclude the impact of certain specified special items. The Company has begun reporting these adjusted measures to provide additional information with respect to the impact of store closure costs and certain other items during the thirteen and fifty-two weeks ended December 31, 2023. There were no such material adjustments during the thirteen and fifty-two weeks ended January 1, 2023.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of (i) Adjusted gross margin to gross margin, (ii) Adjusted EBITDA and Adjusted EBIT to net income and (iii) Adjusted diluted earnings per share to diluted earnings per share, in each case, for the thirteen and fifty-two weeks ended December 31, 2023 and January 1, 2023:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Gross profit	$620,373	$572,809	$2,521,841	$2,348,564
Special items (1)	—	—	2,955	—
Adjusted gross profit	$620,373	$572,809	$2,524,796	$2,348,564
Gross margin	36.5%	36.3%	36.9%	36.7%
Adjusted gross margin	36.5%	36.3%	36.9%	36.7%

Net income	$50,049	$45,120	$258,856	$261,164
Income tax provision	18,956	15,351	84,884	88,149
Interest expense, net	433	1,399	6,491	9,047
Earnings before interest and taxes (EBIT)	69,438	61,870	350,231	358,360
Special items (2)	—	—	46,034	—
Adjusted EBIT	69,438	61,870	396,265	358,360

Depreciation, amortization and accretion, adjusted for special items	34,144	31,010	131,933	127,067
Adjusted EBITDA	$103,582	$92,880	$528,198	$485,427

Net income	$50,049	$45,120	$258,856	$261,164
Special items, net of tax (2)	—	—	34,272	—
Adjusted net income	$50,049	$45,120	$293,128	$261,164
Diluted earnings per share	$0.49	$0.42	$2.50	$2.39
Adjusted diluted earnings per share	$0.49	$0.42	$2.84	$2.39

Diluted weighted average shares outstanding	102,207	106,832	103,390	109,139

(1) For the fifty-two weeks ended December 31, 2023, special items included approximately $3 million in Cost of sales related to store closures and our supply chain transition.

(2) For the fifty-two weeks ended December 31, 2023, special items included approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $9 million in Selling, general and administrative expenses related to store closures, our supply chain transition and acquisition related costs, and $3 million in Cost of sales related to store closures and our supply chain transition. After-tax impact included the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc

Phoenix, AZ

2/22/24